UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

0-28-44 (Blue Ridge)

24-0854342 (Blue Ridge)

Pennsylvania

0-28-43 (Big Boulder)

24-0822326 (Big Boulder)

(State or Other Jurisdiction of Incorporation)

(Commission File Number)

(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06.

Material Impairments.

On February 16, 2010, the Boards of Directors (together, the “Boards”) of each of Blue Ridge Real Estate Company and Big Boulder Corporation (together, the “Registrants”) approved the recording of an impairment charge of $2,254,000 on the Registrants’ assets for the Registrants fiscal quarter ended July 31, 2009.  The Boards’ decision to record such impairment charge was made as a result of the determination that the carrying costs of certain of the Registrants’ residential development assets were in excess of fair value and may not be recoverable.

The Registrants plan to include information regarding the impact of this impairment in future filings with the Securities and Exchange Commission.  Until then, the quarterly financial information contained in the Registrants’ quarterly report on Form 10-Q for the three month period ended July 31, 2009 should not be relied upon.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: February 16, 2010	By: /s/ Eldon D. Dietterick
Name: Eldon D. Dietterick Title: Executive Vice President and Treasurer

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